UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 3, 2008

Mac-Gray Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13495	04-3361982
(Commission File Number)	(IRS Employer Identification No.)

404 Wyman Street, Suite 400
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 487-7600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On March 3, 2008, Mac-Gray Corporation (the “Company”) entered into Executive Severance Agreements with Robert Tuttle, Phil Emma and Linda Serafini (each, an “Executive”) providing, among other things, that, if within 24 months after a change in control the Company terminates the Executive’s employment without cause (as defined) or the Executive terminates his or her employment for good reason (as defined), (in each case, a “Terminating Event”), he or she will be entitled to receive (1) a lump sum payment in an amount equal to two times the sum of (i) his or her average annual base salary over the three fiscal years prior to the Terminating Event and (ii) his or her average annual bonus over the three fiscal years prior to the change in control; and (2) continuation of certain benefits, including health, dental and life insurance for 24 months following the Terminating Event.  The foregoing summary is qualified in its entirety by reference to a copy of the Form of Executive Severance Agreements attached hereto as Exhibits 10.1 and incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or By-Laws, Change in Fiscal Year.

On March 5, 2008, the Board of Directors of the Company approved amended and restated By-Laws.  The amended and restated By-Laws amend the Company’s existing By-laws to allow the Board of Directors and its committees to communicate via electronic transmissions and to incorporate previous By-Law amendments into one document.  The Amended and Restated By-Laws are attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01    Financial Statements And Exhibits.

(d) Exhibits

3.1	Amended and Restated By-Laws of Mac-Gray Corporation

10.1	Form of Executive Severance Agreement by and between certain Executives and Mac-Gray Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAC-GRAY CORPORATION

Date: March 7, 2008	By:	/s/ Michael J. Shea
Name: Michael J. Shea
Title: Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Bylaws of Mac-Gray Corporation, filed herewith.

10.1	Form of Executive Severance by and between certain Executives and Mac-Gray Corporation, filed herewith.